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                                                                EXHIBIT (23)-1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MedPartners/Mullikin, Inc. 1995 Stock Option Plan of our report dated February 22, 1996, with respect to the consolidated financial statements of MedPartners/Mullikin, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                     ERNST & YOUNG LLP



Birmingham, Alabama
August 29, 1996